UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2008

AMERICAN COMMUNITY NEWSPAPERS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32549	20-2521288
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14875 Landmark Blvd., Suite 110, Addison, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 628-4080

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Forward-Looking Statements

Statements made in this Current Report, other than those concerning historical financial information, may be considered forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to general business and economic conditions, competitive factors, raw materials purchasing and fluctuations in demand. Please refer to our Securities and Exchange Commission filings for further information.

Unless the context otherwise requires, references to “we,” “us” or the “Company” refer to American Community Newspapers Inc. and its subsidiaries.

Item 2.02.	Results of Operations and Financial Condition.

On August 21, 2008, we issued a press release announcing certain financial information for our fiscal quarter ended June 29, 2008. The press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 2.02, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of ours, except as shall be expressly set forth by specific reference in such document.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Background

On July 2, 2007, we closed three financing transactions which provided a portion of the funds used to effect the acquisition of our sole operating business and to pay other expenses associated with the acquisition. We closed on a credit agreement, dated as of June 29, 2007, with the Bank of Montreal, Chicago Branch (“BMO”), as administrative agent, and the lenders identified therein (“Senior Lenders”), which provided for a $125 million secured credit facility (“Credit Facility”), comprised of a revolving loan of up to $20 million (“Revolving Loan Facility”) and two term loans (“Term Loan Facility”), one in the amount of $35 million (“Term A Loan”) and one in the amount of $70 million (“Term B Loan”). We also closed on a credit agreement, dated as of June 29, 2007, with Ares Capital Corporation (“Ares”, and together with Senior Lenders, the “Lenders”), which provided for a $30 million unsecured, term-loan credit facility (“Subordinated Credit Facility”). In addition, we issued 42,193 shares of Series A Preferred Stock at a purchase price of $100 per share for aggregate gross proceeds of $4,219,300 (“Series A Preferred Stock,” and together with the Credit Facility and Subordinated Credit Facility, the “2007 Financings”).

On November 30, 2007, we executed two interest rate swaps (“Swaps”), one in the notional amount of $30 million and one in the notional amount of $25 million, with a spot starting date of December 4, 2007. The interest rate swaps have identical terms of two years. Under these swaps, we pay an amount to the swap counterparty representing interest on a notional amount at a rate of 3.91% and receives an amount from the swap counterparty representing interest on the notional amount at a rate equal to the three-month LIBOR.

Financial Covenant and Related Defaults under the Credit Facilities

As of August 13, 2008, we are in violation of a financial covenant under the Credit Facility and a financial covenant under the Subordinated Credit Facility. Each covenant requires us to maintain a consolidated total debt leverage ratio (as defined in each facility) below a specified maximum. The Credit Facility’s covenant requires that the ratio of consolidated debt to EBITDA for the trailing four quarters (each as calculated pursuant to the Credit Facility) not exceed 6.50 to 1.00 as at June 29, 2008. As of June 29, 2008, our consolidated total debt leverage ratio was 7.33 to 1.00, based on consolidated total debt for purposes of the Credit Facility of $108,500,000 and trailing four quarters EBITDA of $14,802,000. The Subordinated Credit Facility’s covenant requires that the ratio of consolidated debt to EBITDA for the trailing four quarters (each as calculated pursuant to the Subordinated Credit Facility) not exceed 8.00 to 1.00 during the period from December 31, 2007 to June 29, 2008. As of June 29, 2008, our consolidated total debt leverage ratio was 9.68 to 1.00, based on consolidated total debt for purposes of the Subordinated Credit Facility of $143,317,000 and trailing four quarters EBITDA of $14,802,000. Violation of these financial covenants constitutes an event of default under the Credit Facility and the Subordinated Credit Facility (“Financial Covenant Defaults”). In addition, due to cross-default provisions under the Credit Facility, the Financial Covenant Default under the Subordinated Credit Facility and the defaults under the agreements governing the Swaps (described below) constitute additional defaults under the Credit Facility (“Cross Defaults”).

Risks and Uncertainties Related to the Credit Facilities

While we do not expect our lenders to immediately terminate either facility and/or demand immediate repayment of outstanding debt and payment of accrued interest, they would have the right to do so as a result of the Financial Covenant Defaults and, in the case of the Credit Facility, the Cross Defaults. In such event, the Senior Lenders could seek to foreclose on their security interests in our assets and those of our subsidiaries. Alternatively, our lenders could take other actions, such as imposing a default interest rate that is 2% above the interest rate otherwise due under the respective facilities and, in the case of BMO and the Senior Lenders, restricting our access to additional revolving loan borrowings and letters of credit. Such actions would materially and negatively impact our liquidity, results of operations and financial condition.

We are conducting discussions with each of Ares and BMO with respect to addressing the defaults. There can be no assurance that we will be able to obtain waivers or other relief from Ares or BMO.

On July 1, 2008, we retained Carl Marks Securities LLC to provide financial advisory services, including assistance in negotiations with our lenders and the development and execution of a financial restructuring plan. In addition, we are seeking to engage restructuring counsel. With the assistance of these advisors, we are exploring alternatives for formulating a balance sheet restructuring plan. There can be no assurance that we will arrive at a financial restructuring plan that is satisfactory to our lenders, or that such a plan, once implemented, will successfully alleviate the risks and uncertainties described herein.

Series A Preferred Stock

Under a cross default provision contained in the certificate of designations for our Series A Preferred Stock, the default under the Subordinated Credit Facility has caused the dividend rate on our Series A Preferred Stock to rise by 2%. Dividends will continue to accrue from the date of issue whether or not we have funds legally available for the payment of such dividends and whether or not any such dividends are declared by our board of directors. If all or any of the applicable dividends are not paid in cash, then the unpaid amount of dividends shall be added to the accreted value of each share of Series A Preferred Stock for purposes of calculating succeeding periods’ dividends.

Swaps

Under cross default provisions contained in the agreements governing the Swaps, the Financial Covenant Defaults under the credit facilities have triggered defaults under the Swaps. As a result, the counterparties to each Swap (“Counterparties”) have a right of termination. If either Swap is terminated, we will be obligated to pay the Counterparty an amount equal to the market value of the Swap and the loss incurred by the Counterparty as a result of the termination (including, among other things, the cost of re-establishing a hedge position). There can be no assurance that we will be able to obtain waivers or other forms of relief from the Counterparties.

Item 2.06.	Material Impairments.

In connection with the preparation and review of the financial statements for our fiscal quarter ended June 29, 2008, management concluded and our Audit Committee concurred that a material charge needed to be recorded for impairment of the value of certain of our intangible assets and the goodwill recorded as a result of the acquisition of our operating business on July 2, 2007.

We had previously decided to perform our annual impairment test during the second fiscal quarter of 2008. Considering our stock price and market capitalization, macroeconomic factors impacting the industry as a whole and our recent and forecasted operating performance (including a year-over-year and quarter-over-quarter decline in revenue), along with other factors, we also determined that indicators of potential impairment were present during the quarter.

In assessing the recoverability of our goodwill and other intangible assets, including our mastheads, we employed an independent valuation firm to analyze the fair value of our business using an income approach and a market approach. Based on their preliminary valuation, we expect to record a pre-tax, non-cash operating charge of at least $69 million for the fiscal quarter ended June 29, 2008. We intend to include the final impairment charge in our Quarterly Report (as defined below), when available. For further information regarding the filing of our Quarterly Report, refer to Item 8.01.

We do not expect to make any future cash expenditures as a result of the impairment.

Risks and Uncertainties Related to the Impairment

The required valuation methodology and underlying financial information that were used to analyze the impairment require significant judgments to be made by management. These judgments include, but are not limited to, long-term projections of future financial performance and the selection of appropriate discount rates used to determine the present value of future cash flows. Changes in such estimates or the application of alternative assumptions could produce significantly different results.

The charge of $69 million represents a preliminary estimate of the impairment of our goodwill and other intangible assets. There is a reasonable possibility that adjustments will be made to the preliminary estimate resulting from, among other things, such factors as arrangements with our creditors, industry and market performance and our operating performance and projections. We are unable to estimate the magnitude of any further adjustments to our impairment charge at this time.

Item 8.01.	Other Events.

Quarterly Report on Form 10-Q; Filing Delayed

Until uncertainties related to impairment of the value of certain of our intangible assets, including goodwill, have been resolved, we are unable to complete the preparation of our interim financial statements to be included in our quarterly report on Form 10-Q for the period ended June 29, 2008 (“Quarterly Report”). We plan to file our Quarterly Report promptly after it becomes possible to measure and recognize the impact of such uncertainties on our financial statements and our independent registered public accounting firm can complete their review of our interim financial statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

99.1	Press release dated August 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2008
AMERICAN COMMUNITY NEWSPAPERS INC.

	By:	/s/ Eugene M. Carr
Name: Eugene M. Carr
Title: Chairman, President and Chief Executive Officer